                                      NOTE


New York, New York
$135,000,000                                                        May 31, 2002


         NOTE, dated as of May 31, 2002 (this "NOTE"), by N.J. METROMALL URBAN RENEWAL, INC., a New Jersey corporation ("FEE OWNER"), and GLIMCHER JERSEY GARDENS, LLC, a Delaware limited liability company ("MASTER Lessee"; Fee Owner and Master Lessee are collectively referred to herein as "BORROWER"), having an office at c/o Glimcher Realty Trust, 20 S. Third Street, Columbus, Ohio 43215, in favor of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (together with its successors and assigns, "LENDER"), having an office at 31 West 52nd Street, 17th Floor, New York, New York 10019.

         WHEREAS, pursuant to the terms of this Note and the Loan Agreement (defined below, Lender has agreed to make a loan (the "LOAN") to Borrower in the original principal amount of One Hundred Thirty Five Million Dollars ($135,000,000);

         WHEREAS, repayment of this Note is secured, in part, by that certain Combined Fee and Leasehold Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits dated as of the date hereof (the "MORTGAGE"), made by Borrower in favor of Lender;

         WHEREAS, Lender and Borrower intend these Recitals to be a material part of this Note.

         NOW, THEREFORE, FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender the Principal Amount (as defined below), together with interest from the date hereof and other fees, expenses and charges as provided in this Note.

1.       DEFINED TERMS.

         a. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement, unless otherwise expressly provided herein. All references to sections shall be deemed to be references to sections of this Note, unless otherwise indicated.

         b.       The following terms shall have the meaning ascribed thereto:

         BORROWER shall have the meaning provided in the first paragraph hereof.

         DEFAULT RATE shall mean, with respect to an acceleration of the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate and
         (b) four percent (4%) above LIBOR Rate, adjusted from time to time as set forth herein.

         EXTENDED MATURITY DATE shall have the meaning set forth in SECTION 5(a)

         EXTENSION FEE shall mean a non-refundable fee equal to 0.25% of the outstanding Principal Amount and payable simultaneously with Borrower's delivery of the Extension Notice relating to the Second Extension Option or the Third Extension Option, as the case may be.

         EXTENSION NOTICE shall have the meaning set forth in SECTION 5(a).

         FIRST EXTENSION OPTION shall have the meaning set forth in SECTION
         5(a).

         FIRST EXTENDED MATURITY DATE shall have the meaning set forth in
         SECTION 5(a).

         INITIAL MATURITY DATE shall mean June 9, 2004.

         INTEREST DETERMINATION DATE shall mean, with respect to each Interest Period, the date which is two (2) Business Days prior to the fifteenth
         (15th) day of each calendar month.

         INTEREST PERIOD shall mean each interest period commencing on the fifteenth (15th) calendar day of a calendar month and ending on (and including) the fourteenth (14th) calendar day of the following calendar month; PROVIDED that the first interest period shall commence on the date hereof.

         LENDER shall have the meaning provided in the first paragraph hereof.

         LIBOR shall mean, with respect to any Interest Determination Date, the rate (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one hundredth (1/100) of one percent (1%)) for deposits in U.S. Dollars for a one (1) month period that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable Interest Determination Date, LIBOR will be the arithmetic mean (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one hundredth (1/100) of one percent (1%)) of the offered rates for deposits in U.S. Dollars for a one (1) month period that appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date, if at least two
         (2) such offered rates so appear. If fewer than two (2) such offered rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the applicable Interest Determination Date, the Lender shall request the principal London office of any four (4) major reference banks in the London interbank market selected by the Lender to provide such bank's offered quotation (expressed as a percentage per annum rounded upwards, if necessary to the nearest one hundredth (1/100) of one percent

         (1%)) to prime banks in the London interbank market for deposits in U.S. Dollars for a one (1) month period as of 11:00 a.m., London time, on such Interest Determination Date in a principal amount of not less than One Million Dollars ($1,000,000) that is representative for a single transaction in the relevant market at the relevant time. If at least two (2) such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two (2) such quotations are so provided, the Lender will request any three (3) major banks in New York City selected by the Lender to provide such bank's rate (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one hundredth (1/100) of one percent (1%)) for loans in U.S. Dollars to leading European banks for a one (1) month period as of approximately 11:00 a.m., New York City time, on the applicable Interest Determination Date for amounts comparable to the then outstanding Principal Amount (if available). If at least two (2) such rates are so provided, LIBOR will be the arithmetic mean of such rates. If fewer than two (2) rates are so provided, then LIBOR will be LIBOR used to determine the LIBOR Rate during the immediately preceding Interest Period.

         LIBOR MARGIN shall mean 197 basis points (1.97%) per annum.

         LIBOR RATE shall mean, with respect to each Interest Period, an interest rate per annum equal to the sum of (a) LIBOR, determined as of the Interest Determination Date immediately preceding the commencement of such Interest Period, plus (b) the LIBOR Margin.

         LOAN shall have the meaning provided in the Recitals to this Note.

         LOAN AGREEMENT shall mean the Loan and Security Agreement, dated the date hereof, between Borrower and Lender.

         LOCKOUT PERIOD shall mean the period from the date hereof through (i) in the event the First Extension Option is exercised, June 9, 2004, and
         (ii) if the First Extension Option is not exercised, May 9, 2004, during which time no prepayment of the Loan shall be permitted.

         LOCKOUT RELEASE DATE shall mean (i) if Borrower exercises the First Extension Option, July, 9, 2004, and (ii) if Borrower does not exercise the First Extension Option, June 9, 2004.

         LTV shall have the meaning provided in SECTION 5(a)(v) hereof.

         MATURITY DATE shall mean the Initial Maturity Date or, upon the exercise by Borrower of the Extension Option pursuant to SECTION 5(a) of this Note, the First Extended Maturity Date, the Second Extended Maturity Date or the Third Extended Maturity Date, as the case may be, or such earlier date on which the final payment of principal of this Note becomes due and payable as provided in the Loan Agreement or this Note, whether at such stated maturity date, by declaration of acceleration, or otherwise.

         NOTE shall have the meaning provided in the first paragraph hereof.

         PAYMENT DATE shall be the ninth (9th) calendar day of each calendar month and if such day is not a Business Day, then the Business Day immediately preceding such day, commencing on July 9, 2002 and continuing to and including the Maturity Date.

         PRINCIPAL AMOUNT shall mean $135,000,000 or so much as may be outstanding under this Note.

         REUTERS SCREEN LIBO PAGE shall mean the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service) for the purpose of displaying interbank rates from London in U.S. Dollars.

         SECOND EXTENSION OPTION shall have the meaning set forth in SECTION
         5(a).

         SECOND EXTENDED MATURITY DATE shall have the meaning set forth in
         SECTION 5(a). TELERATE PAGE 3750 shall mean the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service) or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits.

         THIRD EXTENSION OPTION shall have the meaning set forth in SECTION
         5(a).

         THIRD EXTENDED MATURITY DATE shall have the meaning set forth in
         SECTION 5(a).

2.       INTEREST.

         a. Prior to the Maturity Date, interest shall accrue on the Principal Amount as follows:

                  i. from and including the date hereof to, but not including, the first (1st) day of the second (2nd) Interest Period (i.e., the 15th day of the first calendar month immediately after the date hereof), at a rate per annum equal to 3.81%; and

                  ii. from and including the first (1st) full day of the second (2nd) Interest Period immediately following the date of this Note, during the term of this Note and thereafter during each Interest Period, at the LIBOR Rate.

         b. From and after the Maturity Date and from and after the date of any Event of Default, interest shall accrue on the Principal Amount at the Default Rate.

         c. Except as expressly set forth in the Loan Agreement to the contrary, interest shall accrue on all amounts advanced by Lender pursuant to the Loan Documents at the Default Rate.

         d. Interest, for any given Interest Period, shall be computed on the Principal Amount on the basis of a fraction, the denominator of which shall be 360 and the numerator of which shall be the actual number of days in the relevant Interest Period.

         e. The provisions of this SECTION 2 are subject in all events to the provisions of SECTION 2.2.4 of the Loan Agreement.

3.       PAYMENTS.

         a. On each Payment Date, Borrower shall pay to Lender interest accruing hereunder during the entire Interest Period in which said Payment Date occurs.

         b. All payments made by Borrower hereunder or under any of the Loan Documents shall be made on or before 2:00 p.m. New York City time. Any payments received after such time shall be credited to the next following Business Day.

         c. All amounts advanced by Lender pursuant to the Loan Documents, other than the Principal Amount, or other charges provided in the Loan Documents, shall be due and payable as provided in the Loan Documents. In the event any such advance or charge is not so repaid by Borrower, Lender may, at its option, first apply any payments received under this Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

         d. The entire Principal Amount of this Note, all unpaid accrued interest, all interest that would accrue on the Principal Amount through the end of the Interest Period during which the Maturity Date occurs (even if such period extends beyond the Maturity Date) and all other fees and sums then payable hereunder or under the Loan Documents (collectively, the "MATURITY DATE PAYMENT") shall be due and payable in full on the Maturity Date.

         e. Amounts due on this Note shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Lender or its agent or designee at the address set forth on the first page of this Note or at such other place as Lender or its agent or designee may from time to time designate in writing.

         f. All amounts due under this Note, including, without limitation, interest and the Principal Amount, shall be due and payable in lawful money of the United States.

         g. To the extent that Borrower makes a payment or Lender receives any payment or proceeds for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

4. PREPAYMENTS. Prior to the Lockout Release Date, the outstanding Principal Amount may not be paid in whole or in part.

         a. VOLUNTARY PREPAYMENTS. Borrower shall have the right only on an Payment Date on or after the Lockout Release Date to prepay the Principal Amount in whole, but not in part, upon satisfaction of the following conditions:

                  i. Borrower shall provide prior irrevocable written notice (the "PREPAYMENT NOTICE") to Lender specifying the proposed date on which the prepayment is to be made, which date must be on a Payment Date and shall be no earlier than thirty (30) days after the date of such Prepayment Notice (the date of such prepayment pursuant to this SECTION 4(a) and SECTION 4(b) below being the "PREPAYMENT DATE"); and

                  ii. Borrower shall comply with the provisions set forth in SECTION 4(c) and SECTION 4(d) of this Note.

         b.       MANDATORY PREPAYMENTS.

                  i. On the next occurring Payment Date following the date on which Borrower actually receives any Proceeds, if Lender is not obligated to make such Proceeds available to Borrower for the restoration of the Property, in accordance with the terms of the Loan Agreement, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Proceeds; and

                  ii. Borrower shall comply with the provisions set forth in SECTION 4(c) and SECTION 4(d) of this Note.

         c.       PAYMENTS IN CONNECTION WITH A PREPAYMENT.

                  i. On the date on which a prepayment, voluntary or involuntary, is made under this Note or as required under the Loan Agreement, which date must be a Payment Date, Borrower shall pay to Lender the entire outstanding Principal Amount together with all unpaid interest on the Principal Amount, such unpaid interest calculated through the end of the Interest Period during which such prepayment is made.

                  ii. On the Prepayment Date, Borrower shall pay to Lender all other sums, not including scheduled interest payments then due under the Note, the Loan Agreement, the Security Instrument, and the other Loan Documents; and

                  iii. Borrower shall pay all reasonable costs and expenses of Lender incurred in connection with the prepayment (including without limitation, any costs and expenses associated with a release of the Lien of the related Security Instrument as set forth in SECTION 2.3.3 of the Loan Agreement as well as reasonable attorneys' fees and expenses).

         d. LIQUIDATED DAMAGES AMOUNT.IF NOTWITHSTANDING THE PROHIBITIONS OF THIS PARAGRAPH 4, THE LOAN IS VOLUNTARILY OR INVOLUNTARILY REPAID DURING THE LOCKOUT PERIOD, INCLUDING AS A RESULT OF AN ACCELERATED MATURITY DATE, THEN BORROWER SHALL PAY TO LENDER, AS LIQUIDATED DAMAGES FOR SUCH DEFAULT AND NOT AS A PENALTY, AND IN ADDITION TO ANY AND ALL OTHER SUMS AND FEES PAYABLE UNDER THIS NOTE AND THE OTHER LOAN DOCUMENTS, AN AMOUNT EQUAL TO TEN PERCENT (10%) OF THE PRINCIPAL AMOUNT BEING REPAID (THE "LIQUIDATED DAMAGES AMOUNT").

5.       EXTENSION OPTION.

         a. EXTENSION OPTION. Subject to the provisions of this SECTION 5, Borrower shall have (i) the option (the "FIRST EXTENSION OPTION"), by irrevocable written notice (an "EXTENSION NOTICE") delivered to Lender no later thirty (30) days prior to the Initial Maturity Date, to extend the Initial Maturity Date to June 9, 2005 (the "FIRST EXTENDED MATURITY DATE"),
                  (ii) the option (the "SECOND EXTENSION OPTION"), by delivering to Lender an Extension Notice no later thirty (30) days prior to the First Extended Maturity Date, to extend the First Extended Maturity Date to June 9, 2006 (the "SECOND EXTENDED MATURITY DATE"), and (iii) the option (the "THIRD EXTENSION OPTION"), by delivering to Lender an Extension Notice no later thirty (30) days prior to the Second Extended Maturity Date, to extend the Second Extended Maturity Date to June 9, 2007 (the "THIRD EXTENDED MATURITY DATE") . Borrower's right to so extend the Maturity Date shall be subject to the satisfaction of the following conditions precedent as of the delivery of the applicable Extension Notice and as of the Initial Maturity Date, the First Extended Maturity Date or the Second Extended Maturity Date, as the case may be, prior to such extension hereunder:

                  i. no Monetary Default or Event of Default shall have occurred and be continuing under the Loan Documents, the Bond Documents, the Financial Agreement, the Redevelopment Agreement and/or the Special Assessment Agreement, provided, however, that any failure by the Guarantor to fund its obligations under the Franchise Assessment Guaranty (as such term is defined in the Redevelopment Agreement) shall not be deemed to be an Event of Default under the Redevelopment Agreement for purposes of this SECTION 5, and provided, further however, that with respect to the Redevelopment Agreement only as such defaults (i) relate to the Property, or (ii) relate to the Power Center Site and materially and adversely affect the Property;

                  ii. Borrower shall obtain and deliver to Lender not later than one (1) Business Day prior to the Initial Maturity Date, the First Extended Maturity Date or the Second Extended Maturity Date, as the case may be, one or more Replacement Interest Rate Cap Agreements from an Approved Counterparty which Replacement Interest Rate Cap Agreement(s) shall be effective for the period commencing on the day immediately following the Initial Maturity Date, the First Extended Maturity Date or the Second Extended Maturity Date, as the case may be and ending on the last day of the Interest Period during the month in which the First Extended Maturity Date, the Second Extended Maturity Date or the Third Extended Maturity Date, as the case may be, occurs;

                  iii. Borrower shall deliver a Counterparty Opinion with respect to the Replacement Interest Rate Agreement and the related Acknowledgment;

                  iv. Simultaneously with the delivery of an Extension Notice with respect to the Second Extension Option or the Third Extension Option, as the case may be, Borrower shall pay to Lender the Extension Fee, provided, however, that in no event shall an Extension Fee be payable in connection with Borrower's exercise of the First Extension Option;

                  v. Borrower shall obtain an Extension Letter of Credit pursuant to SECTION 16.7 of the Loan Agreement;

                  vi. the Property shall have a loan-to-value ratio ("LTV") of no greater than 70% based upon the appraised value of the Property as determined by an Independent third-party MAI appraiser approved by Lender in its sole discretion in a new FIRREA appraisal which shall be commissioned by Borrower forty-five (45) days prior to delivery of the Extension Notice and delivered no later than fifteen (15) days prior to delivery of the Extension Notice; and

                  vii. the Net Operating Income shall be equal to or greater than 95% of $19,246,615.

         b. EXTENSION DOCUMENTATION. As soon as practicable following an extension of the Maturity Date pursuant to this SECTION 5, Borrower shall execute and deliver an amendment of and/or restatement of the Note and shall enter into such amendments to the related Loan Documents as may be necessary or appropriate to evidence the modifications of the terms of the extension of the Maturity Date as provided in this SECTION 5; PROVIDED, HOWEVER, that no failure by Borrower to enter into any such amendments and/or restatements shall affect the rights or obligations of Borrower or Lender with respect to the extension of the Maturity Date.

6.       MISCELLANEOUS.

         a. WAIVER. Borrower and all endorsers, sureties and guarantors hereby jointly and severally waive all applicable exemption rights, valuation and appraisement, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and, except as otherwise expressly provided in the Loan Documents, all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. Borrower and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note and to the release of the collateral securing this Note or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability under this Note.

         b. NON-RECOURSE. Recourse to the Borrower with respect to any claims arising under or in connection with this Note shall be limited to the extent provided in SECTION 18.1 of the Loan Agreement and the terms, covenants and conditions of SECTION
                  18.1 of the Loan Agreement are hereby incorporated by reference as if fully set forth in this Note.

         c. NOTE SECURED. This Note and all obligations of Borrower hereunder are secured by the Loan Agreement, the Security Instrument and the other Loan Documents.

         d. NOTICES. Any notice, election, request or demand which by any provision of this Note is required or permitted to be given or served hereunder shall be given or served in the manner required for the delivery of notices pursuant to the Loan Agreement.

         e. ENTIRE AGREEMENT. This Note, together with the other Loan Documents, constitutes the entire and final agreement between Borrower and Lender with respect to the subject matter hereof and may only be changed, amended, modified or waived by an instrument in writing signed by Borrower and Lender.

         f. NO WAIVER. No waiver of any term or condition of this Note, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

         g. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns. Upon any endorsement, assignment, or other transfer of this Note by Lender or by operation of law, the term "Lender," as used herein, shall mean such endorsee, assignee, or other transferee or successor to Lender then becoming the holder of this Note. The term "Borrower" as used herein shall include the respective successors and assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Borrower, if any.

         h. CAPTIONS. All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Note.

         i. COUNTERPARTS. This Note may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Note.

         j. SEVERABILITY. The provisions of this Note are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Note.

         k. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD TO CHOICE OF LAW RULES.. BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER IN

                  THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THE LOAN AGREEMENT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         l. JURY TRIAL WAIVER. BORROWER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS NOTE, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

         m. COUNTERCLAIMS AND OTHER ACTIONS. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Note, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Note and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of the day and year first above written.


                                               BORROWER:

                           N.J. METROMALL URBAN RENEWAL, INC., a New Jersey corporation



                           By:  /s/ George A. Schmidt
                                ------------------------------------------
                                Name: George A. Schmidt
                                Title: Executive Vice President

                                GLIMCHER JERSEY GARDENS, LLC,
                           a Delaware limited liability company

                           By: JG Mezzanine, LLC, a Delaware limited liability company and its sole equity member

                           By:  Glimcher Properties Limited Partnership,
                                a Delaware limited partnership and its sole
                                equity member

                           By:  Glimcher Properties Corporation,
                                a Delaware corporation and its sole general
                                partner


                           By:  /s/ George A. Schmidt
                                ------------------------------------------
                                Name: George A. Schmidt
                                Title: Executive Vice President



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